Exhibit 99.3
PROXY
SPECIAL MEETING OF THE STOCKHOLDERS OF LADISH CO., INC.
TO BE HELD ON ___________, 2011
     This Proxy is being solicited by the Board of Directors of Ladish Co., Inc. (“Ladish”). The undersigned hereby appoints Wayne E. Larsen and Gary J. Vroman with full power to act alone and with full power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Ladish, to be held on ____________, ____________, 2011, at _______________________, at __:00 a.m., Central Standard Time, and any adjournment or postponement thereof (the “Special Meeting”), and to vote all shares of Common Stock of Ladish held of record by the undersigned on ____________, 2011, upon any and all matters that may properly come before the Special Meeting. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED BELOW. This Proxy, when properly executed, may be voted in the discretion of the proxy upon any and all other matters that may properly come before the Special Meeting and the proxy is hereby authorized to vote the shares of Common Stock represented by the proxy on matters incident to the conduct of the Special Meeting, including any motion to adjourn or postpone the Special Meeting (although the proxy does not intend, and is not aware at this time of any intention of any other person, to make such a motion).
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at
http://www.ladishco.com/page.asp?PageID=126
     This Proxy may be revoked at any time before the authority hereby granted is exercised by (i) delivering a written statement of revocation to the Secretary of Ladish, (ii) submitting a later dated Proxy or (iii) attending the Special Meeting and voting in person.
     PROPOSAL (1): To consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of November 16, 2010, by and among Allegheny Technologies Incorporated, referred to as ATI, LPAD Co., a wholly owned subsidiary of ATI, referred to as LPAD, PADL LLC, a wholly owned subsidiary of ATI, and Ladish, as amended from time to time, pursuant to which LPAD will merge with and into Ladish, referred to as the merger, with Ladish continuing as the surviving entity and a wholly owned subsidiary of ATI.

☐ FOR	☐ AGAINST	☐ ABSTAIN
     PROPOSAL (2): To consider and vote upon a proposal to approve the adjournment of the meeting, if necessary, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the Special Meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

	Dated	, 2011

Number of Shares:

Signature

Signature, if held jointly
NOTE: Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, broker or guardian please give full title as such. If a corporation, please have the corporate name signed in full by the president or other authorized officer. If a partnership, please have the partnership name signed by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.